Exhibit 10.4
AMENDMENT
TO
APPRECIATION RIGHTS AGREEMENT
WHEREAS, Innventure, Inc. (the “Company”) and [●] (“Grantee”) entered into a Notice of Grant of Appreciation Rights and Appreciation Rights Agreement, effective as of December 31, 2024 (the “SAR Agreement”), pursuant to which the Company granted to the Grantee [●] Appreciation Rights (as defined in the SAR Agreement);
WHEREAS, under the terms of the SAR Agreement, the Appreciation Rights were granted pursuant to (and subject to the terms of) the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Equity Plan”) and will be settled in shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), unless otherwise determined by the Compensation Committee of the Board of Directors of the Company;
WHEREAS, based on external advice regarding the accounting implications related to the Appreciation Rights and cognizant of the aggregate share pool limit under the Equity Plan, the Company and the Grantee have determined that it is desirable and appropriate to amend the SAR Agreement to clarify that the Appreciation Rights will be settled in the form of Common Stock and to include a cap on the number of shares of Common Stock that may be issued in settlement of such Appreciation Rights.
NOW, THEREFORE, the Company and Grantee hereby enter into this Amendment (this “Amendment”) to the SAR Agreement, effective as of June 25, 2025 (the “Amendment Effective Date”).
1.    Amendment. The Company and Grantee hereby agree that, notwithstanding anything to the contrary set forth in the SAR Agreement, (a) any payment by the Company to Grantee with respect to the Appreciation Rights shall be made in the form of shares of Common Stock, (b) the maximum number of shares of Common Stock that may be issued pursuant to the SAR Agreement shall be [●] (the “Share Cap”), and (c) in no event will the Company be required under the terms of the SAR Agreement to pay Grantee any amount in excess of the Share Cap (in the form of either equity or cash), even if the value of the number of shares of Common Stock issued in settlement of the Appreciation Rights is less than the aggregate Spread as a result of the Share Cap.
2.    Continuation of SAR Agreement. Except as specifically modified herein, all of the terms and provisions of the SAR Agreement will remain in full force and effect, and this Amendment shall not amend or modify any other rights, powers, duties or obligations of any party to the SAR Agreement.
3.    Complete Agreement. This Amendment and the SAR Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, effective as of the Amendment Effective Date, supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
4.    Counterparts. This Amendment may be executed in any number of counterparts, and any such counterparts may be transmitted by facsimile or electronic transmission (including documents in Adobe PDF format), and each counterpart, whether an original or a facsimile or an electronic of an original, shall be deemed to be an original, and all such counterparts together will constitute a single agreement.
[Signatures are located on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Innventure, Inc.

By:
Name: [●]
Title: [●]
Accepted and Agreed:

By:
Name: [●]